UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2011  (May 20, 2011)

CHINA FIRE & SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-50491	651193022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-2508 TYG Center, C2 Dongsanhuanbeilu, Chaoyang District, Beijing 100027, People's Republic of China
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (86-10) 8441 7400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ x ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 20, 2011, China Fire and Security Group, Inc., a Florida Corporation (the "Company"), issued a press release announcing its entry into an Agreement and Plan of Merger (the "Merger Agreement") with Amber Parent Limited ("Parent") and Amber Mergerco, Inc., a wholly-owned subsidiary of Parent ("Merger Sub"), providing for the merger (the "Merger") of Merger Sub with and into the Company, with the Company becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of funds managed by Bain Capital Partners, LLC ("Bain Capital"). The shareholders of the Company will receive $9.00 in cash, without interest, for each share they own. The aggregate transaction is valued at approximately $265.5 million. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this Current Report on form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 20, 2011

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FIRE & SECURITY GROUP, INC. (Registrant)
May 23, 2011 (Date)	/s/ BRIAN LIN Brian Lin Chief Executive Officer

Exhibit Index
99.1	Press release dated May 20, 2011